                                                                   EXHIBIT 3.119

                          CERTIFICATE OF INCORPORATION

                                       OF

                              LINCON WIRELESS, INC.

ARTICLE 1. NAME

          The name of this corporation is Lincon Wireless, Inc. (the
"CORPORATION").

ARTICLE 2. REGISTERED OFFICE AND AGENT

          The registered office of the Corporation shall be located at 1013
Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The
registered agent of the Corporation at such address shall be Corporation Service
Company.

ARTICLE 3. PURPOSE AND POWERS

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW"). The
Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4. CAPITAL STOCK

     4.1. AUTHORIZED SHARES

          The total number of shares of all classes of stock that the
Corporation shall have the authority to issue is Seven Million Five Hundred
Thousand (7,500,000), all of which shares shall be Common Stock, all of one class, having a par value of $.01 per share ("COMMON STOCK").

     4.2. COMMON STOCK

          4.2.1. RELATIVE RIGHTS

          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of
Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

          4.2.2. DIVIDENDS

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then

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dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

          4.2.3. DISSOLUTION, LIQUIDATION, WINDING UP

          In the event of any dissolution, liquidation, or winding up of the
Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, to whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the
Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the
Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

          4.2.4. VOTING RIGHTS

          Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

ARTICLE 5. INCORPORATOR

          The name and mailing address of the incorporator (the "INCORPORATOR")
is Jeffery A. Meyer, c/o Hogan & Hartson LLP, 8300 Greensboro Drive, Suite 1100,
McLean, Virginia 22102. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

ARTICLE 6. BOARD OF DIRECTORS

     6.1. INITIAL DIRECTORS; NUMBER; ELECTION

          The following persons, having the following mailing addresses, shall serve as the directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified:

NAME           MAILING ADDRESS
----           ---------------
Gene Ray       3033 Science Park Road
               San Diego, California 92121

Eric Demarco   3033 Science Park Road
               San Diego, California 92121

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NAME           MAILING ADDRESS
----           ---------------
M.C. Baird     3033 Science Park Road
               San Diego, California 92121

          The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the
Corporation shall otherwise require, the election of directors of the
Corporation need not be by written ballot. Except as otherwise provided in this
Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of
Directors.

     6.2. MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     6.3. LIMITATION OF LIABILITY

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE 6.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 7. COMPROMISE OR ARRANGEMENTS

          Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the
Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which

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the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the
Corporation, as the case may be, and also on the Corporation.

ARTICLE 8. AMENDMENT OF BYLAWS

          In furtherance and not in limitation of the powers conferred by the
Delaware General Corporation Law, the Board of Directors of the Corporation is
expressly authorized and empowered to adopt, amend and repeal the bylaws of the
Corporation.

ARTICLE 9. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

          The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of
Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this ARTICLE 9.

          IN WITNESS WHEREOF, the undersigned, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the
Delaware General Corporation Law, hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Certificate of
Incorporation this 9th day of March, 2000.

                                        Incorporator

                                        /s/ Jeffrey A. Meyer
                                        ----------------------------------------
                                        Jeffrey A. Meyer

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              LINCON WIRELESS, INC.

          The undersigned, being all the directors of Lincon Wireless, Inc., a corporation duly organized and existing under the General Corporation Law of the
State of Delaware (the "CORPORATION"), do hereby certify that:

1.   The Corporation has not received any payment for stock as of the date hereof,

2.   The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, and

3.   Article One of the Corporation's Certificate of Incorporation is amended by replacing the existing language to read in its entirety as follows:

     Article 1. NAME

          The name of this Corporation is Lincon Wireless, Inc. (the
"Corporation").

4.   Article Four, Section 4.1 of the Corporation's Certificate of Incorporation
     is amended by replacing the existing language to read in its entirety as follows:

          4.1 Authorized Shares

               The total number of shares of all classes of stock that the
          Corporation shall have the authority to issue is Twenty Million
          (20,000,000), all of which shares shall be Common Stock, all of one class, having a par value of $.001 per share ("Common Stock").

             [The remainder of this page intentionally left blank.]

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          IN WITNESS WHEREOF, all of the directors of the Corporation have executed this Certificate of Amendment to Certificate of Incorporation on this
17 day of March, 2000.

                                        /s/ Gene Ray
                                        ----------------------------------------
                                        Gene Ray

                                        /s/ Eric DeMarco
                                        ----------------------------------------
                                        Eric DeMarco

                                        /s/ M.C. Baird
                                        ----------------------------------------
                                        M.C. Baird

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              LINCOM WIRELESS, INC.

          LinCom Wireless, Inc., a corporation organized under the laws of the
State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is LinCom Wireless, Inc. LinCom
Wireless, Inc. was originally incorporated under the name Lincon Wireless, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 9, 2000.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of
the State of Delaware, this Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of
Incorporation of the Corporation.

          The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and amended to read in its entirety as follows:

ARTICLE 1. NAME

          The name of this corporation is LinCom Wireless, Inc. (the
"CORPORATION").

ARTICLE 2. REGISTERED OFFICE AND AGENT

          The registered office of the Corporation shall be located at 2711
Centerville Road, Ste. 400, Wilmington, Delaware 19808 in the County of New
Castle. The registered agent of the Corporation at such address shall be
Corporation Service Company.

ARTICLE 3. PURPOSE AND POWERS

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW"). The
Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4. CAPITAL STOCK

     4.1. AUTHORIZED SHARES

          The total number of shares of all classes of stock that the
Corporation shall have the authority to issue is Twenty Million (20,000,000), all of which shares shall be Common Stock, all of one class, having a par value of $0.001 per share ("COMMON STOCK").

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     4.2. COMMON STOCK

          4.2.1. RELATIVE RIGHTS

          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of
Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

          4.2.2. DIVIDENDS

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of
Directors of the Corporation.

          4.2.3. DISSOLUTION, LIQUIDATION, WINDING UP

          In the event of any dissolution, liquidation, or winding up of the
Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the
Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the
Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference

ARTICLE 5. 1 PAGE IS MISSING

shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 6. AMENDMENT OF BYLAWS

          In furtherance and not in limitation of the powers conferred by the
Delaware General Corporation Law, the Board of Directors of the Corporation is
expressly authorized and empowered to adopt, amend and repeal the bylaws of the
Corporation.

ARTICLE 7. RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

          The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of
Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and

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privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
ARTICLE 7.

          IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed by Cheryl L. Barr, its authorized officer this 2nd day of June, 2003.

                                        LINCOM WIRELESS, INC.

                                        /s/ Cheryl L. Barr
                                        ----------------------------------------
                                        Cheryl L. Barr, Secretary